Exhibit 10.22

THIS OPTION HAS NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS.  THIS OPTION MAY NOT BE TRANSFERRED EXCEPT

BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION.

SIRIUS XM HOLDINGS INC. 2015 LONG-TERM STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

2015 COMPENSATION AWARD

THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of ______, 2015 (the “Grant Date”), is between SIRIUS XM HOLDINGS INC., a Delaware corporation (the “Company”), and __________________ (the “Director”).

1.  Grant of Option; Vesting.  (a)  Subject to the terms and conditions of this Agreement, the Sirius XM Holdings Inc. Director Compensation Policy (the “Policy”), and the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “Plan”), the Company hereby grants to the Director the right and option (this “Option”) to purchase up to ________________ (_______) shares (the “Shares”) of common stock, par value $0.001 per share, of the Company at a price per share of $________, the closing price of such common stock on The Nasdaq Global Select Market on _____, 2015 (the “Exercise Price”).  This Option is not intended to qualify as an Incentive Stock Option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended.  In the case of any stock split, stock dividend or like change in the Shares occurring after the date hereof, the number of Shares and the Exercise Price shall be adjusted as set forth in Section 4(b) of the Plan.  Capitalized terms not otherwise defined herein have the meanings assigned to them in the Plan.

(b)  Subject to Sections 1(c) and 2, the right and option to purchase the Shares shall vest and be exercisable as follows:

(i)  ________ (______) Shares shall vest and become exercisable on _____, 2016;

(ii) ________ (______) Shares shall vest and become exercisable on _____, 2017;

(iii) ________ (______) Shares shall vest and become exercisable on _____, 2018; and

(iv) ________ (______) Shares shall vest and become exercisable on _____, 2019.

(c)  If a Director is not nominated for re-election, stands for election but is not elected at the next Annual Meeting of the Stockholders or is replaced by the stockholders of the Company, then all unvested Options shall immediately vest and become exercisable as of the date that the Director is no longer a member of the Board of Directors of the Company.

(d)  In the event of a Change of Control, this Option shall be governed by the terms of the Plan; provided that any transactions between the Company, Sirius XM and/or any of their respective subsidiaries, on the one hand, and Liberty Media Corporation, any Qualified Distribution Transferee (as defined in the Investment Agreement, dated as of February 17, 2009, between the Company and Liberty Radio LLC, as amended) and/or any of their respective subsidiaries, on the other hand, shall not constitute a Change of Control under the Plan.

2.  Term.  Subject to Section 2(b), this Option shall terminate on the earlier of (i) ten (10) years from the Grant Date or (ii) upon the date that is eighteen (18) months after the date that the Director is no longer a member of the Board of Directors of the Company.

3.  Exercise.  Subject to Section 1 of this Agreement and the terms of the Plan, this Option may be exercised, in whole or in part, by means of a written notice of exercise signed and delivered by the Director (or, in the case of exercise after death of the Director, by the executor, administrator, heir or legatee of the Director, as the case may be, or, in the case of exercise after a disability under circumstance in which it is reasonable to conclude that the Director does not have the ability to exercise this Option, by the person or persons who have been legally appointed to act in the name of the Director) to the Company at the address set forth herein for notices to the Company.  Such notice shall (a) state the number of Shares to be purchased and the date of exercise, and (b) be accompanied by payment of the Exercise Price in cash or such other method of payment as may be permitted by Section 6(d) of the Plan, subject, in the case of a broker-assisted exercise, to applicable law.

4.  Non-transferable.  This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process.  Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right or privilege conferred hereby shall be null and void.

5.  No Rights of a Stockholder.  The Director shall not have any rights as a stockholder of the Company with respect to any Shares until the Shares purchased upon exercise of this Option have been issued.

6.  Professional Advice.  The acceptance and exercise of this Option may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Director.  Accordingly, the Director acknowledges that the Director has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and this Option.

7.  Agreement Subject to the Plan.  The Option and this Agreement are subject to the terms and conditions set forth in the Plan and the Policy, which terms and conditions are incorporated herein by reference.  A copy of the Plan and the Policy have been previously delivered to the Director.  This Agreement, the Plan and the Policy constitute the entire understanding between the Company and the Director with respect to this Option.  In the event of any conflict between the Agreement and either the Plan or the Policy, the Plan and the Policy shall govern and prevail.

8.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York, and expressly waive the right to a jury trial, for any actions, suits or proceedings arising out of or relating to this Agreement.

9.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three business days after being sent by certified mail, postage prepaid, return receipt requested or one business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Company:	Sirius XM Holdings Inc.
1221 Avenue of the Americas
36th Floor
New York, New York 10020
Attention: General Counsel

Director:	Address on file at the office of the Company

Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ACCEPTED & AGREED:

Director